EXHIBIT 99.1

Contact:	Jim Gray	Stuart Johnson
	Senior Executive Vice President & CIO	Senior Executive Vice President & CFO
	(662) 680-1217	(662) 680-1472
	jimg@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

RECORD EARNINGS PER SHARE FOR 2005

TUPELO, MISSISSIPPI (January 17, 2006) – Renasant Corporation (NASDAQ:RNST) (“Renasant” or the “Company”) today announced record earnings per share for 2005. Basic and diluted earnings per share were $2.33 and $2.31 for 2005, respectively, up 8.37% and 7.94% compared to basic and diluted earnings per share of $2.15 and $2.14 for 2004, respectively. Net income for 2005 was $24,209,000, up 31.26%, or $5,766,000, from 2004.

Basic and diluted earnings per share were $.60 for the fourth quarter of 2005, compared to basic and diluted earnings per share of $.45 for the fourth quarter of 2004. Net income for the fourth quarter of 2005 was $6,218,000, compared to $4,048,000 from the fourth quarter of 2004.

“We are pleased with our 2005 performance as we continue to realize the benefits of our mergers with Heritage Financial Holding Corporation (“Heritage”) and Renasant Bancshares, Inc. Consistent with our strategic goals, we continue to experience a low level of charge-offs and non-performing loans. Net interest margin for the fourth quarter of 2005 improved slightly from the third quarter of 2005 while non-interest income continues to be strong. Reflecting this performance, we are excited to mention that, in their January 9, 2006 report, Stephens Inc. Investment Bankers selected Renasant as the “Best Idea to Start the New Year” for investment in a bank or thrift,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw.

Total assets as of December 31, 2005 were $2.398 billion, an increase of 40.45%, from December 31, 2004, reflecting primarily the acquisition of Heritage. Total loans grew 44.22% to $1.646 billion at the end of the fourth quarter of 2005 from December 31, 2004 while total deposits grew 41.69% to $1.868 billion during the same period. The increase in total loans and total deposits was also primarily due to the Heritage acquisition. Excluding the balances from the Heritage acquisition, total loans and deposits at December 31, 2005 grew $115,002,000, or 10.07%, and $168,776,000, or 12.80%, respectively, from December 31, 2004.

“We are realizing strong growth in loans and deposits for our Tennessee division, with increases of over $94 million and $65 million for 2005, respectively, over 2004. We are beginning to realize solid loan growth in Alabama with a $13 million increase in loans since the Heritage acquisition. Alabama deposit growth has been robust in 2005 with $43 million in deposits generated since the Heritage acquisition, including the intentional runoff of nearly $20 million in brokered deposits which Heritage held at the time of the merger. In Mississippi, deposit growth remained strong at $61 million for 2005 while loans have grown by $8 million,” stated McGraw. “It is important to note that approximately 70% of our loans and 61% of our deposits are now in what we consider to be key growth markets.”

“We continue to expand our presence in new growth markets with the recent opening of a full-service banking office in a high profile East Memphis, Tennessee location, and we expect to open a full service banking office in Collierville, Tennessee in the first quarter of 2006,” commented McGraw. “We have acquired a prime location on the historic square in Oxford, Mississippi to compliment our recently opened full service banking office located at one of Oxford’s busiest intersections and our ATM located on the campus of the University of Mississippi. Our strategic plan also calls for the opening of additional offices in Huntsville, Nashville, Birmingham and other growth markets in 2006 and 2007,” continued McGraw.

Net interest income grew 37.34% to $20,914,000 for the fourth quarter of 2005 compared to $15,228,000 for the same period in 2004 due to loan growth and the Company’s acquisition of Heritage. During the fourth quarter of 2005, the Company recorded $740,000 in interest income as cash flows from certain Heritage loans accounted for under SOP 03-3 exceeded initial estimates. Net interest margin decreased to 4.11% for the fourth quarter of 2005 from 4.20% for the fourth quarter of 2004. The additional interest income from the Heritage loans accounted for under SOP 03-3 increased net interest margin for the fourth quarter of 2005 by 14 basis points. Excluding this increase, net interest margin for the fourth quarter of 2005 was 3.97%, up 3 basis points from 3.94% in the third quarter of 2005.

Noninterest income increased 52.86% to $10,118,000 for the fourth quarter of 2005 from $6,619,000 for the fourth quarter of 2004. Noninterest income for the fourth quarter of 2004 includes $1,093,000 from an other-than-temporary impairment charge on certain Fannie Mae and Freddie Mac preferred stock held in our securities portfolio. The increase in noninterest income was due to the combination of the Heritage acquisition and improvements in service charges, fees and commissions generated on the Company’s loan and deposit products, trust revenue and gains on the sale of mortgage loans.

Noninterest expense was $21,557,000 for the fourth quarter of 2005 compared to $16,631,000 for the fourth quarter of 2004 due primarily to the acquisition of Heritage. Noninterest expense to average assets decreased to 3.59% for the fourth quarter of 2005 compared to 3.92% for the fourth quarter of 2004. The decrease reflects the planned elimination of duplicate data processing operations and staff as a result of the Heritage merger, reduced data processing costs through contract renegotiations with the Company’s primary vendor and planned Mississippi staff reductions.

“Included in 2005 and 2004 earnings are after-tax expenses of $420,000 and $313,000, respectively, related to the expensing of stock options. We elected to expense stock options at the beginning of 2001, and this decision reduced 2005 and 2004 earnings by $.04 and $.03 per share, respectively,” stated McGraw.

Credit quality remained strong during the fourth quarter of 2005. Annualized net charge-offs as a percentage of average loans were .19% for the fourth quarter of 2005, down from .64% for the fourth quarter of 2004. Of the fourth quarter 2004 net charge-offs, $1,634,000, or .57%, was related to the sale of commercial and commercial real estate loans during the fourth quarter of 2004. The credit quality of these loans had declined below the desired credit standards of the Company. Existing reserves on these loans exceeded the charge-off amount by $612,000 which reduced the loan loss provision for the fourth quarter of 2004. Net charge-offs as a percentage of average loans for the year ended December 31, 2005, were .20% compared to .32% for 2004. Non-performing loans as a percentage of total loans were ..42% at December 31, 2005, as compared to .76% as of December 31, 2004. The allowance for loan losses as a percentage of loans was 1.12% at December 31, 2005, as compared to 1.26% for December 31, 2004. The non-performing loan coverage ratio was 266.52% at December 31, 2005 compared to 166.30% at December 31, 2004.

The acquisition of Heritage was completed on January 1, 2005 using the purchase accounting method under generally accepted accounting principles. Under this method of accounting, the financial statements of the Company do not reflect the results of operations of Heritage prior to January 1, 2005. The balance sheet of the Company as of December 31, 2005, however, reflects the Company’s acquisition of Heritage, including total assets of $540.3 million, total loans of $389.8 million, total deposits of $381.0 million, goodwill of $47.6 million and core deposits intangible of $4.6 million. The Company issued 1,369,589 shares of Renasant common stock and paid $23.1 million cash in connection with the acquisition.

CONFERENCE CALL INFORMATION

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, January 18, 2006, through the Company’s website: www.renasant.com, and through Thompson/CCBN’s individual investor center at www.fulldisclosure.com, or any of Thompson/CCBN’s Investor Distribution Network. The event will be archived for 90 days. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 1-866-711-8198 in the United States and entering the participant passcode: 53151230. The conference call will be available for replay by dialing 888-286-8010 and entering passcode: 38741162.

ABOUT RENASANT CORPORATION

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. Renasant has assets of approximately $2.4 billion and operates 61 banking and insurance offices in 36 cities in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2005				2004				4th Qtr 2005 - 4th Qtr 2004	For the Year Ended December 31,
Statement of earnings	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2005	2004	Percent Variance
Interest income—taxable equivalent basis	$35,620	$33,249	$32,718	$30,146	$21,803	$21,538	$18,418	$18,441	63.37	$131,733	$80,200	64.26
Interest income	$34,777	$32,417	$31,900	$29,295	$21,076	$20,805	$17,559	$17,584	65.01	$128,389	$77,024	66.69
Interest expense	13,863	12,678	11,445	9,977	5,848	5,802	5,012	5,134	137.06	47,963	21,796	120.05

Net interest income	20,914	19,739	20,455	19,318	15,228	15,003	12,547	12,450	37.34	80,426	55,228	45.63
Provision for loan losses	712	833	848	597	(82)	636	488	505	(968.29)	2,990	1,547	93.28

Net interest income after provision	20,202	18,906	19,607	18,721	15,310	14,367	12,059	11,945	31.95	77,436	53,681	44.25
Service charges on deposit accounts	4,377	4,358	4,167	3,874	3,856	4,067	3,732	3,700	13.51	16,776	15,355	9.25
Fees and commissions on loans and deposits	2,865	2,853	2,965	2,505	1,812	1,975	1,958	1,671	58.11	11,188	7,416	50.86
Insurance commissions and fees	881	955	906	831	887	993	890	820	(0.68)	3,573	3,590	(0.47)
Trust revenue	644	613	611	625	419	658	606	464	53.70	2,493	2,147	16.12
Gain (loss) on sale of securities	—	—	(32)	102	(1,130)	51	(31)	89	(100.00)	70	(1,021)	(106.86)
Gain on sale of mortgage loans	673	766	673	693	166	138	151	128	305.42	2,805	583	381.13
Gain on sale of merchant business	—	—	—	—	—	—	1,000	—	—	—	1,000	(100.00)
Merchant discounts	2	2	2	2	39	7	270	356	(94.87)	8	672	(98.81)
Other	676	697	659	1,271	570	489	543	943	18.60	3,303	2,545	29.78

Total non-interest income	10,118	10,244	9,951	9,903	6,619	8,378	9,119	8,171	52.86	40,216	32,287	24.56
Salaries and employee benefits	11,438	11,696	11,520	11,459	8,755	9,106	7,952	7,593	30.65	46,113	33,406	38.04
Occupancy and equipment	2,785	2,220	2,222	2,605	2,406	2,095	1,727	1,566	15.75	9,832	7,794	26.15
Data processing	1,056	966	962	1,044	1,159	1,020	1,141	1,163	(8.89)	4,028	4,483	(10.15)
Amortization of intangibles	543	557	571	586	389	403	100	123	39.59	2,257	1,015	122.36
Other	5,735	5,125	5,581	5,269	3,922	3,586	3,262	3,241	46.23	21,710	14,011	54.95

Total non-interest expense	21,557	20,564	20,856	20,963	16,631	16,210	14,182	13,686	29.62	83,940	60,709	38.27
Income before income taxes	8,763	8,586	8,702	7,661	5,298	6,535	6,996	6,430	65.40	33,712	25,259	33.47
Income taxes	2,545	2,261	2,495	2,202	1,250	1,844	1,939	1,783	103.60	9,503	6,816	39.42

Net income	$6,218	$6,325	$6,207	$5,459	$4,048	$4,691	$5,057	$4,647	53.61	$24,209	$18,443	31.26

Basic earnings per share	$0.60	$0.61	$0.60	$0.52	$0.45	$0.52	$0.61	$0.57	33.33	$2.33	$2.15	8.37
Diluted earnings per share	0.60	0.60	0.59	0.52	0.45	0.52	0.61	0.57	33.33	2.31	2.14	7.94
Average basic shares outstanding	10,318,913	10,396,579	10,400,330	10,406,243	9,024,384	8,977,549	8,186,826	8,191,530	14.34	10,380,320	8,597,267	20.74
Average diluted shares outstanding	10,429,769	10,511,212	10,518,760	10,560,330	9,081,944	9,042,695	8,207,941	8,212,533	14.84	10,491,067	8,637,008	21.47
Common shares outstanding	10,289,510	10,380,372	10,397,897	10,412,775	9,046,997	9,018,145	8,186,826	8,186,826	13.73	10,289,510	9,046,997	13.73
Cash dividend per common share	$0.22	$0.22	$0.22	$0.21	$0.21	$0.21	$0.20	$0.20	4.76	$0.87	$0.82	6.10

Performance ratios
Return on average shareholders' equity	10.45%	10.57%	10.64%	9.40%	9.07%	10.49%	14.02%	13.27%		10.29%	11.52%
Return on average shareholders' equity, excluding amortization expense	11.01%	11.14%	11.25%	10.16%	9.55%	10.98%	14.27%	13.56%		10.87%	11.91%
Return on average assets	1.04%	1.07%	1.06%	0.93%	0.95%	1.12%	1.40%	1.29%		1.03%	1.18%
Return on average assets, excluding amortization expense	1.09%	1.12%	1.12%	1.01%	1.00%	1.17%	1.43%	1.32%		1.09%	1.22%
Net interest margin (FTE)	4.11%	3.94%	4.14%	3.98%	4.20%	4.16%	4.10%	4.09%		4.05%	4.14%
Yield on earning assets (FTE)	6.73%	6.36%	6.36%	5.95%	5.74%	5.69%	5.64%	5.67%		6.36%	5.68%
Average earning assets to average assets	88.18%	88.06%	88.10%	87.54%	89.10%	89.52%	91.10%	90.79%		87.94%	90.01%
Average loans to average deposits	89.96%	90.68%	90.75%	90.75%	84.13%	82.46%	77.17%	76.09%		91.16%	79.91%
Noninterest income (less securities gains/ losses) to average assets	1.68%	1.73%	1.71%	1.68%	1.82%	1.98%	2.26%	2.25%		1.70%	2.12%
Noninterest expense to average assets	3.59%	3.47%	3.57%	3.58%	3.92%	3.86%	3.94%	3.80%		3.56%	3.87%
Net overhead ratio	1.90%	1.74%	1.86%	1.91%	2.09%	1.88%	1.68%	1.56%		1.86%	1.75%
Efficiency ratio (FTE)	67.63%	66.73%	66.79%	69.71%	73.67%	67.22%	62.96%	63.72%		67.70%	66.94%

*Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

	2005				2004				4th Qtr 2005 - 4th Qtr 2004 Percent Variance	For the Year Ended December 31,
Average balances	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter		2005	2004	Percent Variance
Total assets	$2,382,811	$2,353,914	$2,340,597	$2,339,201	$1,699,207	$1,681,430	$1,440,130	$1,439,689	40.23	$2,354,671	$1,567,638	50.21
Earning assets	2,101,218	2,072,762	2,062,124	2,047,770	1,514,042	1,505,190	1,311,945	1,307,160	38.78	2,070,661	1,410,977	46.75
Securities	404,882	408,161	420,463	452,818	377,482	388,286	403,959	405,543	7.26	420,889	394,456	6.70
Loans, net of unearned	1,661,546	1,640,121	1,611,143	1,576,877	1,128,631	1,103,362	897,219	871,897	47.22	1,622,749	1,000,713	62.16
Intangibles	100,657	101,323	101,385	101,453	48,128	51,483	5,697	5,797	109.14	101,194	33,461	*
Non-interest bearing deposits	244,384	235,611	234,946	229,638	195,732	182,542	160,744	140,084	24.86	235,998	176,908	33.40
Interest bearing deposits	1,602,674	1,573,085	1,515,318	1,483,677	1,143,957	1,153,291	999,160	1,003,744	40.10	1,544,095	1,075,440	43.58
Total deposits	1,847,058	1,808,696	1,750,264	1,713,315	1,339,689	1,335,833	1,159,904	1,143,828	37.87	1,780,093	1,252,348	42.14
Other borrowings	274,922	289,849	333,710	371,855	161,263	149,590	123,197	113,586	70.48	315,046	137,008	129.95
Shareholders' equity	236,015	237,386	233,908	232,348	178,591	178,855	144,306	140,084	32.15	235,372	160,032	47.08

Asset quality data
Nonaccrual loans	$3,984	$3,803	$4,157	$3,807	$6,443	$5,626	$5,566	$5,413	(38.17)	$3,984	$6,443	(38.17)
Loans 90 past due or more	2,906	3,398	2,292	3,002	2,228	2,054	1,848	3,891	30.43	2,906	2,228	30.43

Non-performing loans	6,890	7,201	6,449	6,809	8,671	7,680	7,414	9,304	(20.54)	6,890	8,671	(20.54)
Other real estate owned and repossessions	4,299	6,646	7,114	7,232	2,324	2,516	1,901	1,661	84.98	4,299	2,324	84.98

Non-performing assets	$11,189	$13,847	$13,563	$14,041	$10,995	$10,196	$9,315	$10,965	1.76	$11,189	$10,995	1.76

Net loan charge-offs	$813	$465	$780	$1,186	$1,824	$324	$610	$463	(55.43)	$3,244	$3,221	0.71
Allowance for loan losses	18,363	18,448	18,080	18,012	14,403	16,309	13,152	13,274	27.49	18,363	14,403	27.49
Non-performing loans / total loans	0.42%	0.45%	0.40%	0.43%	0.76%	0.68%	0.82%	1.05%		0.42%	0.76%
Non-performing assets / total assets	0.47%	0.58%	0.58%	0.60%	0.64%	0.60%	0.65%	0.75%		0.47%	0.64%
Allowance for loan losses / total loans	1.12%	1.15%	1.14%	1.14%	1.26%	1.45%	1.45%	1.50%		1.12%	1.26%
Allowance for loan losses / non-performing loans	266.52%	256.19%	280.35%	264.53%	166.30%	212.36%	177.39%	142.67%		266.52%	166.30%
Net loan charge-offs (annualized) / average loans	0.19%	0.11%	0.19%	0.31%	0.64%	0.12%	0.28%	0.21%		0.20%	0.32%

Balances at period end
Total assets	$2,398,173	$2,379,793	$2,353,385	$2,320,164	$1,707,545	$1,706,462	$1,422,381	$1,469,269		$2,398,173	$1,707,545	40.45
Earning assets	2,105,281	2,073,678	2,075,244	2,041,307	1,519,704	1,527,387	1,295,876	1,347,168		2,105,281	1,519,704	38.53
Securities	399,034	400,786	415,193	425,196	371,581	384,550	360,120	425,609		399,034	371,581	7.39
Mortgage loans held for sale	33,496	42,865	32,792	32,623	2,714	1,502	1,708	1,255		33,496	2,714	1,134.19
Loans, net of unearned	1,646,223	1,608,697	1,592,391	1,572,103	1,141,480	1,128,047	906,186	882,484		1,646,223	1,141,480	44.22
Intangibles	100,664	100,766	101,528	101,406	50,424	50,712	5,646	5,746		100,664	50,424	99.64
Non-interest bearing deposits	$250,270	$244,086	$233,095	$238,651	$200,922	$201,419	$160,771	$195,837		$250,270	$200,922	24.56
Interest bearing deposits	1,618,181	1,574,232	1,531,082	1,502,350	1,117,755	1,135,882	990,310	1,002,188		1,618,181	1,117,755	44.77
Total deposits	1,868,451	1,818,318	1,764,177	1,741,001	1,318,677	1,337,301	1,151,081	1,198,025		1,868,451	1,318,677	41.69
Other borrowings	266,505	299,076	334,952	324,330	191,547	172,723	115,679	112,340		266,505	191,547	39.13
Shareholders' equity	235,440	237,211	235,454	230,892	179,042	176,712	138,276	141,286		235,440	179,042	31.50
Market value per common share	31.63	31.65	30.76	31.10	33.10	32.55	34.56	33.70		31.63	33.10	(4.44)
Book value per common share	22.88	22.85	22.64	22.17	19.79	19.60	16.89	17.26		22.88	19.79	15.62
Tangible book value per common share	13.10	13.14	12.88	12.44	14.22	13.97	16.20	16.56		13.10	14.22	(7.87)
Shareholders' equity to assets (actual)	9.82	9.97	10.00	9.95	10.49	10.36	9.72	9.62		9.82	10.49
Tangible capital ratio	5.87	5.99	5.95	5.84	7.76	7.61	9.36	9.26		5.87	7.76
Leverage ratio	8.61	8.79	8.67	8.59	8.97	8.95	10.77	10.54		8.61	8.97
Detail of Loans by Category
Commercial, financial, agricultural	$226,203	$224,673	$228,371	$228,305	$175,571	$177,018	$142,999	$139,960		$226,203	$175,571	28.84
Lease financing	7,469	8,143	9,576	10,763	10,809	11,450	11,365	11,785		7,469	10,809	(30.90)
Real estate—construction	169,543	162,694	159,798	159,155	96,404	94,779	58,344	59,361		169,543	96,404	75.87
Real estate—1-4 family mortgages	566,455	558,616	547,307	531,347	375,698	356,798	320,198	309,029		566,455	375,698	50.77
Real estate—commercial mortgages	597,273	570,849	556,694	537,800	395,048	394,386	291,012	277,517		597,273	395,048	51.19
Installment loans to individuals	79,280	83,722	90,645	104,733	87,950	93,616	82,268	84,832		79,280	87,950	(9.86)

Loans, net of unearned	$1,646,223	$1,608,697	$1,592,391	$1,572,103	$1,141,480	$1,128,047	$906,186	$882,484		$1,646,223	$1,141,480	44.22

*Percent variance not meaningful